AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2007
REGISTRATION NO. 333-138559

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
Amendment No. 3
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MRU Holdings, Inc.
_______________________________________
(Exact name of Registrant as specified in its charter)

DELAWARE	33-0954381
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1114 AVENUE OF THE AMERICAS
30th FLOOR
NEW YORK, NEW YORK 10036
(212) 398-1780
_______________________________________
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

EDWIN J. MCGUINN, JR.
CHIEF EXECUTIVE OFFICER
1114 AVENUE OF THE AMERICAS
30th FLOOR
NEW YORK, NEW YORK 10036
(212) 398-1780
_______________________________________
(Name, address, including zip code, and telephone number, including area, code, of agent for service)

Copies to:

DAVID S. GUIN, ESQ.
MCGUIREWOODS LLP
77 WEST WACKER DRIVE
SUITE 4100
CHICAGO, ILLINOIS 60601
(312) 849-8100

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Shares of common stock, par value $0.001 per share, underlying Series B convertible preferred stock, including common stock underlying Series B convertible preferred stock issuable upon exercise of warrants.	11,055,108 (2)	$6.190	$68,431,119	$7,322 (4)

(1) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Includes 7,631,580 shares of common stock underlying issued and outstanding shares of Series B convertible preferred stock, 943,264 shares of common stock underlying Series B convertible preferred stock that may be issued during the next 2 years as a stock dividend on the issued and outstanding shares of Series B convertible preferred stock, and 2,480,264 shares of common stock underlying shares of Series B convertible preferred stock issuable upon exercise of warrants.

(3) Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported on the NASDAQ Stock Market on November 3, 2006, in accordance with Rule 457(c) under the Securities Act of 1933.

(4) Previously paid.

PROSPECTUS

MRU HOLDINGS, INC.

11,055,108 SHARES OF COMMON STOCK

This prospectus relates to the offering by certain stockholders of MRU Holdings, Inc. of up to 11,055,108 shares of our common stock, par value $0.001 per share, which number represents shares of common stock issuable upon conversion of 7,631,580 issued and outstanding shares of our Series B convertible preferred stock, par value $0.001 per share, 943,264 shares of our common stock underlying Series B convertible preferred stock that may be issued during the next 2 years as a stock dividend on the shares of Series B convertible preferred stock issued and outstanding on the date of this prospectus, and shares of common stock issuable upon conversion of 2,480,264 shares of our Series B convertible preferred stock issuable upon the exercise of warrants. In this prospectus, our Series B convertible preferred stock is referred to as “Series B Preferred Stock.” Shares of our Series B Preferred Stock and warrants to purchase shares of our Series B Preferred Stock were issued to certain accredited investors in connection with two private placement offerings during February and May, 2006.

We will not receive proceeds from the sale of common stock under this prospectus. We may receive proceeds from the exercise price of the warrants if they are exercised by the holders of the warrants. We intend to use any proceeds received from the exercise of our warrants for working capital and general corporate purposes.

The selling stockholders have advised us that they will sell the common stock from time to time in the open market, on the NASDAQ Stock Market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under “Plan of Distribution.” We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

On October 12, 2006, our common stock was first listed on the NASDAQ Stock Market under the symbol “UNCL.” Prior to that date, our common stock was quoted on the Over-the-Counter Bulletin Board under the symbol “MHOI.” On February 16, 2007, the closing price of our common stock on the NASDAQ Stock Market was $6.83 per share.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 1 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 21, 2007

-i-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in, or anticipated by, the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the below listed risk factors, which attempt to advise interested parties of the risk factors that may affect our business, financial condition, results of operations and cash flows.

OUR COMPANY

MRU Holdings, Inc. is a specialty finance company that profiles and provides students with funds for higher education using a blend of current market credit practices as well as our own proprietary analytic models and decision tools. We have a prominent brand name “MyRichUncle™” and highly scalable loan origination infrastructure. We entered into the student lending market as an originator and holder of private student loans and recently entered the market as a lender, originator, and holder for Federal Family Education Loan Program (FFELP) loans.

MRU Holdings, Inc. was incorporated under the laws of the State of Delaware on March 2, 2000. Our principal executive offices are located at 1114 Avenue of the Americas, 30th Floor, New York, New York 10036. The telephone number at our principal executive offices is (212) 754-0774. Our website address is www.mruholdings.com. Information contained on our website is not deemed part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties in addition to other information contained in this prospectus. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. If those events occurred, the trading price for our common stock would be valued accordingly.

We Have A History Of Losses And, Because We Expect Our Operating Expenses To Increase In The Future, We May Not Be Profitable In The Near Term, If Ever.

The Company has accumulated deficits of $43.2 million through September 30, 2006. We have not had a profitable quarter since the reverse merger that created the present form of the Company in July 2004. There can be no assurance that we will ever generate net income for our stockholders.

Our Risk Control and Eligibility Scoring System May Have Defects Or Turn Out To Be Ineffective, Which Could Materially and Adversely Affect Our Prospects, Business, And Results Of Operations.

The proprietary system we use to score our students in determining their eligibility for and/or cost of financing and to control risk is based on our existing knowledge and available actuarial data and may be incomplete and/or inaccurate. If this system turns out to be ineffective, our prospects, business, financial condition, and results of operations could be materially and adversely affected.

1

Demand For Our Products May Decrease.

Demand for higher education financing may decrease. This may be as a result of a decrease in demand for higher education or increased affordability for higher education. This increased affordability may be the result of universities reducing costs, families having more funds available to pay for higher education, increases in the amount of availability of free financing such as scholarships or grants, or other factors unknown to us. Additionally, further government support of higher education through increased funding for students and tax or other incentives related to higher education may reduce the costs, increase the affordability and decrease the demand for our products.

Our Direct Marketing Initiative May Not Prove To Be Effective.

One of our marketing strategies is to target parents and students directly. We accomplish this principally through our website, www.MyRichUncle.com, which provides an interactive forum for parents and students to learn about our products and services and to apply for them from us. There can be no assurance that the Internet will be an effective means of reaching our prospective customers, or that we will be able to effectively utilize any alternative means that may become available, or that our marketing plans will succeed in attracting customers.

Public relations are an important part of our marketing program and our effort to build our reputation and brand identity. As our products and services become better known, they may become less newsworthy, and we may receive less media coverage, or we may have to increase our public relations efforts and expenditures to maintain or increase the amount of media coverage we receive. We cannot assure you that media coverage will be accurate and/or positive. Inaccurate and/or negative representations of the Company in the media may have a material adverse effect on our financial condition and results of operations.

Other Sources Of Higher Education Financing May Be Preferred By Borrowers.

We compete with other options that students and families may have available to then to finance the costs of post-secondary education. Families and students may simply prefer other options. These options include, among others: home equity loans, prepaid tuition plans, 529 plans, education IRAs, and credit cards. There is no assurance that we will be able to compete successfully against other providers of funds including but not limited to traditional and established student loan providers, credit card or mortgage lenders or any new forms of competition. If we are unable to compete effectively with these sources of funding, our business, financial condition, and results of operations will suffer and may require us to revise or abandon our business plan or seek to sell, curtail, or discontinue our business.

We Must Be Able To Compete Effectively With Other Providers Of Higher Education Financing Products And Services In Order To Succeed.

The market for higher education finance is highly competitive, and if we are not able to compete effectively, our revenue and results of operations may be adversely affected. The loan origination market has a large number of competitors and is dominated by a number of large institutions including Sallie Mae, Wells Fargo, Bank of America, JP Morgan Chase and Citibank. Most of our competitors have, among other competitive advantages, greater financial, technical and marketing resources, larger customer bases, greater name recognition and more established relationships than we have. Larger competitors with greater financial resources may be better able to respond to the need for technological changes, compete for skilled professionals, build upon efficiencies based on a larger volume of transactions, procure capital at a lower cost, fund internal growth and compete for market share generally. As to our alternative financing products and services where we hope to establish a niche, third parties may enter these markets and compete against us. If third parties choose to provide the range of services that we provide, pricing for our services may become more competitive, which could lower our profitability or eliminate profitability altogether.

If We Do Not Comply With Applicable Governmental Regulations, Our Business May Suffer.

Our business operations and product offerings may be subject to various governmental regulations. We are in the process of ascertaining the applicability of various laws to us and our operations. If we become subject to additional government regulation, our compliance costs could increase significantly. Regulatory compliance activities could also divert our human and other resources from revenue-generating activities.

Changes In The Regulatory Regime Could Impair Our Business.

We operate in a heavily regulated industry and new laws and changes in existing laws could affect our business. The federal government and state governments regulate extensively the financial institutions and other entities that offer consumer finance products. The applicable laws and regulations are subject to change and generally are intended to benefit and protect borrowers rather than our stockholders or us. Failure to comply with government regulations could subject us to civil and criminal penalties and affect the value of our assets. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, there could be a material adverse effect on our prospects, business, financial condition and our results of operations.

If We Violate Applicable Privacy Laws Our Business Could Be Materially Adversely Affected.

The federal government and state governments have enacted fraud and abuse laws and laws to protect borrowers' privacy. Violations of these laws or regulations governing our operations or our third party business partners and our and their clients could result in the imposition of civil or criminal penalties, the cancellation of our contracts to provide services or exclusion from participating in education finance programs. These penalties or exclusions, were they to occur, would negatively impair our ability to operate our business. In some cases, such violations may also render the loan assets unenforceable. We could also have liability to consumers if we do not maintain their privacy, or if we do not abide by our own privacy policy and any such violations could damage our reputation and the value and goodwill of our brand name. Violations of these regulations could have a material adverse effect on our financial condition, business and results of operations.

We May Be Unable To Meet Our Capital Requirements In The Future.

We may need additional capital in the future, which may not be available to us on reasonable terms or at all. The raising of additional capital may dilute your ownership in us. We may need to raise additional funds through public or private debt or equity financings in order to meet various objectives. Any additional capital raised through the sale of equity may dilute your ownership percentage in us. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Furthermore, any additional debt or equity financing we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may be forced to curtail our growth plans or cut back our existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations we need to stay in business. We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will impact our financial statements.

Our Business May Suffer If We Experience Technical Problems.

If our technology does not function properly, is breached or interrupted, or contains errors that we have not corrected, we may not achieve the performance we expect. Any interruption in or breach of our information systems may result in lost business. For instance, our technology may contain "bugs" or become infected by computer viruses or worms that may interfere with the functionality of our technology or negatively impact our proprietary databases. We may not immediately detect and fix these problems, which may increase damage to our business. These problems may result in, among other consequences, our over-estimating cash flows from borrowers or underestimating default rates. Third parties who have relied on our financial models or projections may have recourse against us in the event of inaccuracies caused by technical or other problems. Individually or cumulatively, these types of problems may have a material adverse effect on our business, financial condition and results of operations

We Rely Heavily On Our Technology And Our Technology Could Become Ineffective Or Obsolete.

We rely on technology to interact with consumers to originate our products and to perform some servicing functions pertaining to our financing products. It is possible that our technology may not be effective, or that consumers will not perceive it to be effective. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, we may lose market share. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient. The impact of technical shortcomings could have a material adverse effect on our business, financial condition and results of operation.

Our Reliance On Technology, Including The Internet, As A Means Of Offering And Servicing Our Products And Services May Result In Damages.

We offer and sell our products and services to borrowers using technology. Although the use of the Internet has become commonplace, people may approach the entering of private information, as well as conducting transactions through the Internet, hesitantly. We have implemented security measures within our systems, but skilled computer-users could potentially circumvent some of these precautions. While we are dedicated to maintaining a high level of security, it is impossible to guarantee total and absolute security. Any security breach could cause us to be in violation of regulations regarding information privacy and as such cause us to pay fines or to lose our ability to provide our products. Consumers may also be hesitant or unwilling to use our products if they are or become aware of a security problem or potential security problem. We could also be liable to consumers or other third parties if we do not maintain the confidentiality of our data and the personal information of our consumers.

Monitoring unauthorized use of the systems and processes that we developed is difficult, and we cannot be certain that the steps that we have taken will prevent unauthorized use of our technology. Furthermore, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary information. If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and services will be adversely affected. This may have a material adverse effect on our financial condition and results of operation.

Legal Protection We Seek For Our Intellectual Property Assets May Not Prove To Be Available Or Effective.

We have filed a patent for protecting our intellectual property assets and continue to patent new innovations. These patents provide an important competitive advantage to us, and our prospects, business, financial condition and results of operations may be materially adversely affected if these patents are not granted or upheld. In addition to seeking patent protection, we rely on copyright, trademark and trade secret protection for our intellectual property. These methods may not be adequate to deter third parties from misappropriating our intellectual property or to prevent the disclosure of confidential information or breaches of non-competition agreements between us and our employees or consultants, and may not provide us with adequate remedies for misappropriation. Our technology could also be designed around, replicated or reverse-engineered by competitors, and we may not have the ability to pursue legal remedies against them. For example, competitors could replicate data or acquire data comparable to that which we have assembled in our proprietary databases, which could erode our competitive advantage. We also may fail to detect infringement of our intellectual property rights and may thereby lose those rights. In addition, obtaining, monitoring and enforcing our intellectual property rights will likely be costly, and may distract our management and employees from pursuing their other objectives, which could impair our performance. If we are unable to protect our intellectual property, our business may be materially adversely affected.

We May Be Subject To Litigation For Infringing The Intellectual Property Rights Of Others.

Should we infringe (or be accused of infringing) an existing patent, copyright, trademark, trade secret or other proprietary rights of third parties, we may be subject to litigation. Such litigation will be costly. If we settle or are found culpable in such litigation, we may be required to pay damages, including punitive damages (such as treble damages) if we are found to have willfully infringed, and we may also be required to pay license fees or cease to use that intellectual property which is found to have been infringed by us. The amount of damages we are required to pay may be substantial, and may require us to obtain additional sources of revenue or additional capital to continue operating. We also may be precluded from offering products or services that rely on intellectual property that is found to have been infringed by us. Further, we may also be required to cease offering the affected products or services while a determination as to infringement is considered by a court. If we are not able to offer products or services, our business, financial condition and results from operations may be materially adversely affected.

We May Be Unable To Attract And Retain Key Employees.

Failure to attract and retain necessary technical personnel and skilled management could adversely affect our business. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our business, financial condition and results of operations will be materially and adversely affected. We may issue stock options or other equity-based compensation to attract and retain employees. The issuance of these securities could be dilutive to the holders of our other equity securities.

Senior Management May Be Difficult To Replace If They Leave.

The loss of the services of one or more members of our senior management team or the inability to attract, retain and maintain additional senior management personnel could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our senior management team, including in particular Messrs. Raza Khan and Vishal Garg. We do not maintain key man insurance policies on any of our officers or key employees. We may not be able to find qualified replacements for any of these individuals if their services are no longer available.

We May Not Be Able To Effectively Manage Our Growth.

Our strategy requires growing our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. If we are unable to manage our growth and our operations our financial results could be adversely affected.

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We may receive approximately $9,425,000 from the selling stockholders if they exercise their warrants in full. The selling stockholders who hold warrants may exercise their warrants at any time until their expiration. Because the warrant holders may sell the warrants or exercise the warrants in their own discretion, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. We have agreed to bear the expenses in connection with the registration of the common stock being offered hereunder by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers shares of our common stock, including shares underlying currently issued and outstanding shares of our Series B Preferred Stock, shares underlying additional shares of Series B Preferred Stock that may be issued within the next 2 years as a stock dividend on shares of Series B Preferred Stock issued and outstanding on the date of this prospectus, and shares underlying warrants to purchase Series B Preferred Stock, which Series B Preferred Stock and warrants were sold in private offerings of our securities during February and May, 2006, to “accredited investors” as defined by Rule 501(a) under the Securities Act. Our securities were sold to such accredited investors in the private offerings pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.

The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of February 16, 2007. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, none of the selling stockholders are broker-dealers and 8 of the selling stockholders are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased our common stock and warrants in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. For the purposes of preparing this table, we have also treated the 943,264 shares of Series B Preferred Stock that may be payable as a stock dividend during the next 2 years as if such shares were issued and outstanding on the date hereof.

Unless otherwise indicated, the stockholders listed in the table below acquired their shares in the private offerings. Beneficial ownership is calculated based on 21,917,869 shares of our common stock outstanding as of February 16, 2007. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to conversion rights, options or warrants held by that person that are currently exercisable or become exercisable within 60 days of February 16, 2007 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of the table. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Battery Ventures VII, L.P. (1)	5,705,656	5,610,656	95,000	*
Battery Investment Partners VII, LLC (2)	202,503	107,503	95,000	*
Vesey Street Portfolio II, L.P. (3)	521,977	521,977	--	--
Vesey Street Fund II, L.P. (4)	490,038	490,038	--	--
The ML Private Opportunity Fund, L.P. (5)	2,477,868	2,477,868	--	--
Arthur Street Portfolio II, L.P. (6)	88,426	88,426	--	--
Arthur Street Fund II, L.P. (7)	233,797	233,797	--	--
Keane Capital V, LLC (8)	953,027	953,027	--	--
LB I Group, Inc. (9)	571,816	571,816	--	--
* Less than 1.0%

(a)
Assumes all of the shares of common stock issuable upon conversion of the Series B Preferred Stock beneficially owned by the selling stockholders, including all shares of Series B Preferred Stock underlying warrants held by the selling stockholders, are sold in the offering.

(1)
Includes 3,873,158 shares of common stock issuable upon conversion of the Series B Preferred Stock, 478,722 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 1,258,776 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. The address for Battery Ventures VII, L.P. is c/o Battery Ventures, 930 Winter Street, Suite 2500, Waltham, MA 02451. The persons with the power to vote and dispose of the securities held by Battery Ventures VII, L.P. are any Managing Member of Battery Partners VII, LLC, the General Partner of Battery Ventures VII, L.P., including Tom Crotty, Rick Frisbie, Morgan Jones, Ken Lawler, Roger Lee, Mark Sherman, Dave Tabors or Scott Tobin. Shares of common stock owned by Battery Partners VII, LLC include 55,000 shares of common stock issued to Michael Brown and 40,000 shares of common stock issued to Sunil Dhaliwal. Messrs. Brown and Dhaliwal are members of Battery Partners VII, LLC and are directors of MRU Holdings, Inc. Each of Messrs. Crotty, Frisbie, Jones, Lawler, Lee, Sherman, Tabors and Tobin disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(2)
Includes 74,211 shares of common stock issuable upon conversion of the Series B Preferred Stock, 9,173 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 24,119 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. The address for Battery Investment Partners VII, LLC is c/o Battery Ventures, 930 Winter Street, Suite 2500, Waltham, MA 02451. The persons with the power to vote and dispose of the securities held by Battery Investment Partners VII, LLC are any Managing Member of Battery Partners VII, LLC, the Manager of Battery Investment Partners VII, LLC, including Tom Crotty, Rick Frisbie, Morgan Jones, Ken Lawler, Roger Lee, Mark Sherman, Dave Tabors or Scott Tobin. Shares of common stock owned by Battery Partners VII, LLC include 55,000 shares of common stock issued to Michael Brown and 40,000 shares of common stock issued to Sunil Dhaliwal. Messrs. Brown and Dhaliwal are members of Battery Partners VII, LLC and are directors of MRU Holdings, Inc. Each of Messrs. Crotty, Frisbie, Jones, Lawler, Lee, Sherman, Tabors and Tobin disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(3)
Includes 360,332 shares of common stock issuable upon conversion of the Series B Preferred Stock, 44,537 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 117,108 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. Investment and voting decisions for Vesey Street Portfolio II are made jointly by an investment committee. Russell W. Steenberg, Michael J. Cerminaro and Lynn C. Baranski constitute a majority of, and together control, such investment committee. Messrs. Steenberg and Cerminaro and Ms. Baranski may be deemed to have shared voting and investment control with respect to the shares of MRU Holdings held by Vesey Street Portfolio II. Each of Messrs. Steenberg and Cerminaro and Ms. Baranski disclaim beneficial ownership of such securities except to the extent of their pecuniary interest in them. Vesey Street Portfolio II’s address is 800 Scudders Mill Road, Plainsboro, NJ 08536. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(4)
Includes 338,284 shares of common stock issuable upon conversion of the Series B Preferred Stock, 41,812 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 109,942 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. Investment and voting decisions for Vesey Street Fund II, L.P are made jointly by an investment committee. Russell W. Steenberg, Michael J. Cerminaro and Lynn C. Baranski constitute a majority of, and together control, such investment committee. Messrs. Steenberg and Cerminaro and Ms. Baranski may be deemed to have shared voting and investment control with respect to the shares of MRU Holdings held by Vesey Street Fund II, L.P. Each of Messrs. Steenberg and Cerminaro and Ms. Baranski disclaim beneficial ownership of such securities except to the extent of their pecuniary interest in them. Vesey Street Fund II, L.P.’s address is 800 Scudders Mill Road, Plainsboro, NJ 08536. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(5)
Includes 1,710,526 shares of common stock issuable upon conversion of the Series B Preferred Stock, 211,421 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 555,921 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007.  Investment and voting decisions for The ML Private Opportunity Fund, L.P. are made jointly by an investment committee. Russell W. Steenberg, Michael J. Cerminaro and Lynn C. Baranski constitute a majority of, and together control, such investment committee. Messrs. Steenberg and Cerminaro and Ms. Baranski may be deemed to have shared voting and investment control with respect to the shares of MRU Holdings held by The ML Private Opportunity Fund, L.P. Each of Messrs. Steenberg and Cerminaro and Ms. Baranski disclaim beneficial ownership of such securities except to the extent of their pecuniary interest in them. The ML Private Opportunity Fund, L.P.’s address is 800 Scudders Mill Road, Plainsboro, NJ 08536. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(6)
Includes 61,042 shares of common stock issuable upon conversion of the Series B Preferred Stock, 7,545 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 19,839 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. Investment and voting decisions for Arthur Street Portfolio II, L.P. are made jointly by an investment committee. Russell W. Steenberg, Michael J. Cerminaro and Lynn C. Baranski constitute a majority of, and together control, such investment committee. Messrs. Steenberg and Cerminaro and Ms. Baranski may be deemed to have shared voting and investment control with respect to the shares of MRU Holdings held by Arthur Street Portfolio II, L.P. Each of Messrs. Steenberg and Cerminaro and Ms. Baranski disclaim beneficial ownership of such securities except to the extent of their pecuniary interest in them. Arthur Street Portfolio II, L.P.’s address is 800 Scudders Mill Road, Plainsboro, NJ 08536. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(7)
Includes 161,395 shares of common stock issuable upon conversion of the Series B Preferred Stock, 19,949 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 52,453 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. Investment and voting decisions for Arthur Street Fund II, L.P. are made jointly by an investment committee. Russell W. Steenberg, Michael J. Cerminaro and Lynn C. Baranski constitute a majority of, and together control, such investment committee. Messrs. Steenberg and Cerminaro and Ms. Baranski may be deemed to have shared voting and investment control with respect to the shares of MRU Holdings held by Arthur Street Fund II, L.P. Each of Messrs. Steenberg and Cerminaro and Ms. Baranski disclaim beneficial ownership of such securities except to the extent of their pecuniary interest in them. Arthur Street Fund II, L.P.’s address is 800 Scudders Mill Road, Plainsboro, NJ 08536. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(8)
Includes 657,895 shares of common stock issuable upon conversion of the Series B Preferred Stock, 81,316 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 213,816 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. The address for Keane Capital V, LLC is c/o Keane Advisors, LLC, 1345 Enterprise Drive, West Chester, PA 19380. The persons with the power to vote and dispose of securities held by Keane Capital V, LLC are any Managing Member of Keane Advisors, LLC including Gregory Elinsky, Stephen Gothard or David Ramage.

(9)
Includes 394,737 shares of common stock issuable upon conversion of the Series B Preferred Stock, 48,789 shares of common stock underlying additional shares of Series B Preferred Stock which may be issued within the next 2 years as a stock dividend, and 128,290 shares of common stock issuable upon conversion of Series B Preferred Stock underlying warrants exercisable within 60 days of February 16, 2007. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares. Lehman Brothers Inc. is the parent company of this selling security holder. Lehman Brothers Holdings Inc., a public reporting company, is the parent company of Lehman Brothers Inc. The address for this selling security holder is c/o Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022, Attn: Eric Salzman and Will Yelsits. Lehman Brothers Inc. is a registered broker-dealer.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by McGuireWoods, LLP.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by us with the SEC to obtain more information. Information is incorporated into this prospectus in two ways. First, if information is contained in a document that we filed with the SEC before the date of this prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report or proxy statement filed by us with the SEC after the date of this prospectus is incorporated by reference.

The information contained in the documents we incorporate by reference is considered a part of this prospectus. Additionally, because information concerning MRU, whether contained in this prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this prospectus will update and supersede older information contained in, or incorporated by reference into, this prospectus.

We incorporate by reference into this prospectus all the documents listed below:
•	Annual Report on Form 10-KSB for fiscal year ended June 30, 2006, filed with the SEC on September 29, 2006, File No. 000-33487.

•	Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2006, filed with the SEC on February 12, 2007, File No. 001-33073.

•	Registration Statement on Form 8-A, filed with the SEC on October 10, 2006, File No. 001-33073.

•	Current Report on Form 8-K, filed with the SEC on October 25, 2006, File No. 001-33073.

•	Definitive Proxy Statement, filed with the SEC on November 3, 2006, File No. 001-33073.

•	Quarterly Report on Form 10-QSB for the period ended September 30, 2006, filed with the SEC on November 14, 2006, File No. 001-33073.

•	Quarterly Report on Form 10-QSB/A for the period ended September 30, 2006, filed with the SEC on February 12, 2007, File No. 001-33073.

•	Current Report on Form 8-K, filed with the SEC on December 8, 2006, File No. 001-33073.

•	Quarterly Report on Form 10-QSB/A for the period ended March 31, 2005, filed with the SEC on February 12, 2007, File No. 001-33073.

•	Transition Report on Form 10-KSB/A for the fiscal year ended June 30, 2005, filed with the SEC on February 12, 2007, File No. 001-33073.

•	Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005, filed with the SEC on February 12, 2007, File No. 001-33073.

•	Quarterly Report on Form 10-QSB/A for the period ended December 31, 2005, filed with the SEC on February 12, 2007, File No. 001-33073.

•	Quarterly Report on Form 10-QSB/A for the period ended March 31, 2006, filed with the SEC on February 12, 2007, File No. 001-33073.

•	Quarterly Report on Form 10-QSB for the period ended December 31, 2006, filed with the SEC on February 14, 2007, File No. 001-33073.

In addition to the documents listed above, MRU incorporates by reference into this prospectus all documents filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all of the common stock being offered by means of this prospectus have been sold by the selling stockholders or the registration statement which we have filed with the SEC relating to the common stock ceases to be effective.

We will deliver a free copy of any document incorporated by reference into this prospectus but not delivered with this prospectus to anyone who receives this prospectus. Exhibits filed with the documents that are incorporated by reference into this prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to: Randy Rasmussen, MRU Holdings, Inc., 1114 Avenue of the Americas, 30th Floor, New York, New York 10036; telephone number: (212) 398-1780.

Neither MRU nor the selling stockholder has authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. As a result, any information or representation not contained herein must not be relied upon as having been authorized by us. Neither MRU nor the selling stockholder is making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

All selling stockholders that effect transactions in the shares of common stock offered by means of this prospectus are required to deliver a copy of their prospectus to any purchaser of the shares of common stock at or before the time a certificate representing the shares of common stock is delivered to the purchaser.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock to be offered hereby. As used herein, the term “registration statement” means the initial registration statement and any and all amendments thereto. This prospectus, which is a part of the registration statement, contains all material information about the contents of any agreement or other document filed as an exhibit to the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document contain all material information regarding that contract or other document but are not necessarily the full text of that contract or document, and reference is made to such contract or other document filed with the SEC as an exhibit to the registration statement.

A copy of the registration statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: Northeast Regional Office, 233 Broadway, New York, New York 10279; and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of the registration statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

Our common stock is registered under Section 12 of the Exchange Act, and we are therefore subject to the reporting requirements of Section 13 of the Exchange Act. In accordance therewith, we file periodic reports with the Securities and Exchange Commission. Our periodic reports are available for inspection and copying at the public reference facility.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MRU, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of MRU in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by MRU is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

We have agreed to bear the expenses of registering the shares for the selling stockholders under the federal and state securities laws. The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being offered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$7,322
Legal fees and expenses*	$10,000
Accounting fees and expenses*	$5,000
Miscellaneous expenses	--
Total*	$22,322
___________________________
* Estimated

Item 15.    Indemnification of Directors and Officers

We are incorporated in the State of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no cause to believe his conduct was unlawful.

Section 145(b) of the General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the General Corporation Law further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

Section 102(b)(7) of the General Corporation Law provides that a corporation in its certificate of incorporation may eliminate or limit personal liability of members of its board of directors for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching the duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Our Certificate of Incorporation contains such a provision.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of us or any of our subsidiaries.

Item 16.    Exhibits, Financial Statement Schedules and Reports

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.1	Amended and Restated Certificate of Incorporation of MRU Holdings, Inc.	Appendix A to the Definitive Information Statement on Form 14C, filed with the SEC on January 23, 2006, File No. 000-33487.
4.2	By-laws.	Exhibit 3.2 to the Registration Statement on Form SB-2, filed with the SEC on August 10, 2001, File No. 333-67222.
4.3	Amended and Restated 2004 Omnibus Incentive Plan.	Appendix C to the Definitive Proxy Statement on Form 14A, filed with the SEC on September 07, 2005, File No. 000-33487.
5.1	Opinion of McGuireWoods LLP.*
23.1	Consent of Bagell, Josephs & Company, LLC.*
23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1	Power of Attorney.**
____________________
* Filed herewith.
** Previously filed

Item 17.    Undertakings

(a)	MRU Holdings, Inc. hereby undertakes that it will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply to this registration statement on Form S-3 if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  any other communication that is an offer in the offering made by the undersigned small business issuer.

(b) “Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)  For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 21, 2007.

MRU HOLDINGS, INC.

By:	/s/ Edwin J. McGuinn, Jr.
Edwin J. McGuinn, Jr.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edwin J. McGuinn, Jr.	Chairman of the Board and Chief Executive Officer	February 21, 2007
Edwin J. McGuinn, Jr.	(Principal Executive Officer)

/s/ Edwin J. McGuinn, Jr.(1)	Chief Financial Officer and Director	February 21, 2007
Vishal Garg	(Principal Accounting and Finance Officer)

/s/ Edwin J. McGuinn, Jr.(1)	President and Director	February 21, 2007
Raza Khan

/s/ Edwin J. McGuinn, Jr.(1)	Director	February 21, 2007
Richmond T. Fisher

/s/ Edwin J. McGuinn, Jr.(1)	Director	February 21, 2007
C. David Bushley

/s/ Edwin J. McGuinn, Jr.(1)	Director	February 21, 2007
Michael M. Brown

/s/ Edwin J. McGuinn, Jr.(1)	Director	February 21, 2007
Sunil Dhaliwal

/s/ Edwin J. McGuinn, Jr.(1)	Director	February 21, 2007
Andrew Mathieson

(1)	Signed on behalf of such person by Edwin J. McGuinn, Jr. pursuant to a power of attorney filed with the SEC on November 9, 2006.

MRU HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4.1	Amended and Restated Certificate of Incorporation of MRU Holdings, Inc.	Appendix A to the Definitive Information Statement on Form 14C, filed with the SEC on January 23, 2006, File No. 000-33487.
4.2	By-laws.	Exhibit 3.2 to the Registration Statement on Form SB-2, filed with the SEC on August 10, 2001, File No. 333-67222.
4.3	Amended and Restated 2004 Omnibus Incentive Plan.	Appendix C to the Definitive Proxy Statement on Form 14A, filed with the SEC on September 07, 2005, File No. 000-33487.
5.1	Opinion of McGuireWoods LLP.*
23.1	Consent of Bagell, Josephs & Company, LLC.*
23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1	Power of Attorney.**
____________________
* Filed herewith.
** Previously filed